For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
William K. Grogan
Senior Vice President and Chief Financial Officer
(847) 498-7070

THURSDAY, JULY 25, 2019

IDEX REPORTS SECOND QUARTER RESULTS;
DELIVERS RECORD OPERATING MARGIN AND EPS;
RAISES LOW END OF FULL YEAR EPS GUIDANCE

LAKE FOREST, IL, JULY 25 - IDEX Corporation (NYSE: IEX) today announced its financial results for the three month period ended June 30, 2019.

Second Quarter 2019 Highlights

•	Sales were up 1 percent overall and 3 percent organically

•	Reported operating margin was 24.2 percent with adjusted operating margin of 24.5 percent, up 90 bps

•	Reported EPS was $1.48 with adjusted EPS of $1.50, up 7 percent

•	Acquired Velcora Holding AB in July

Second Quarter 2019
Orders of $628.1 million were down 2 percent compared with the prior year period (flat organic and -2 percent foreign currency translation).

Sales of $642.1 million were up 1 percent compared with the prior year period (+3 percent organic and -2 percent foreign currency translation).

Gross margin of 45.5 percent was up 20 basis points compared with the prior year period primarily due to price, volume leverage and productivity initiatives, partially offset by higher engineering investments across all three segments.

Operating income of $155.3 million resulted in an operating margin of 24.2 percent. Excluding $2.1 million of restructuring expenses, adjusted operating income was $157.4 million with an adjusted operating margin of 24.5 percent, up 90 basis points compared with the adjusted prior year period primarily due to gross margin expansion, lower 2019 amortization and variable compensation costs and the stamp duty charge included in the prior year. Adjusted operating income drove adjusted EBITDA of $177.0 million which was 28 percent of sales and covered interest expense by 16 times.

Provision for income taxes of $31.4 million in the second quarter of 2019 resulted in an effective tax rate (ETR) of 21.7 percent, which was flat compared with the prior year ETR. The 21.7 percent second quarter ETR was 80 basis points lower than our previously guided rate mainly due to a higher excess tax benefit from stock option exercises.

Net income was $113.2 million which resulted in EPS of $1.48. Excluding restructuring expenses, adjusted EPS was $1.50, an increase of 10 cents, or 7 percent, from the adjusted prior year period EPS.

Cash from operations of $131.2 million led to free cash flow of $118.3 million, which was up 8 percent from the prior year period and 103 percent of adjusted net income. The increase in free cash flow was primarily due to increased earnings and favorable operating working capital, partially offset by higher capital expenditures in the second quarter of 2019.

The Company repurchased 19 thousand shares of common stock for $3.0 million in the second quarter of 2019, at an average price of $154.73.

“Our performance in the second quarter was a great example of how our teams can execute in a volatile environment. Lingering trade tensions during the second quarter caused growth to decelerate across the global economy as companies are employing a wait and see approach in the near term. We also continue to see specific market pressure within our agriculture, semiconductor and auto end markets. In spite of this pressure, we grew organic sales by 3 percent across all three segments. Adjusted operating margin remains a great story, increasing 90 basis points and reaching an all-time quarterly high. Adjusted EPS grew 7 percent and reached a record high of $1.50. Overall, I am pleased with our second quarter operating results in this choppy environment.

Our commitment to invest in the best organic growth opportunities continues to be paramount as the second quarter was our tenth consecutive quarter of organic sales growth. M&A remains a top priority for the Company as well, and last week we announced the acquisition of Velcora Holding, a great addition to our Sealing Solutions platform within our Health & Science segment. The M&A funnel is strong, and our balance sheet has significant capacity to support additional opportunities.

Despite the flat order growth in the second quarter and an uncertain macro environment, we expect to continue our streak of quarterly organic sales growth and margin expansion for the balance of the year. As a result, we are raising the low end of our full year earnings guidance by 8 cents. Full year 2019 adjusted EPS is now projected to be $5.78 to $5.85, with full year organic revenue growth expectations of 3 to 4 percent. Third quarter EPS is projected to be $1.45 to $1.47, with organic revenue growth of approximately 3 percent.”

Andrew K. Silvernail
Chairman and Chief Executive Officer

Second Quarter 2019 Segment Highlights

Fluid & Metering Technologies

•	Sales of $246.2 million reflected a 1 percent increase compared to the second quarter of 2018 (+3 percent organic and -2 percent foreign currency translation).

•
Operating income of $74.1 million resulted in an operating margin of 30.1 percent. Excluding $0.9 million of restructuring expenses, adjusted operating income was $75.0 million with an adjusted operating margin of 30.5 percent, a 100 basis point increase compared to the adjusted prior year period primarily due to higher volume, price and productivity initiatives, partially offset by higher engineering investments.

•
EBITDA of $79.5 million resulted in an EBITDA margin of 32.3 percent. Excluding $0.9 million of restructuring expenses, adjusted EBITDA of $80.4 million resulted in an adjusted EBITDA margin of 32.7 percent, a 110 basis point increase compared to the adjusted prior year period primarily due to increased operating income.

Health & Science Technologies

•	Sales of $232.3 million reflected a 2 percent increase compared to the second quarter of 2018 (+3 percent organic, +1 percent acquisition and -2 percent foreign currency translation).

•
Operating income of $56.8 million resulted in an operating margin of 24.4 percent. Excluding $0.3 million of restructuring expenses, adjusted operating income was $57.1 million with an adjusted operating margin of 24.6 percent, a 100 basis point increase compared to the adjusted prior year period primarily due to higher volume and lower amortization, partially offset by higher engineering investments.

•
EBITDA of $66.3 million resulted in an EBITDA margin of 28.6 percent. Excluding $0.3 million of restructuring expenses, adjusted EBITDA of $66.6 million resulted in an adjusted EBITDA margin of 28.7 percent, a 40 basis point increase compared to the adjusted prior year period primarily due to increased operating income.

Fire & Safety/Diversified Products

•	Sales of $164.0 million were flat compared to the second quarter of 2018 (+3 percent organic and -3 percent foreign currency translation).

•
Operating income of $43.6 million resulted in an operating margin of 26.6 percent. Excluding $0.8 million of restructuring expenses, adjusted operating income was $44.4 million with an adjusted operating margin of 27.1 percent, a 100 basis point decrease compared to the adjusted prior year period primarily due to product mix and higher engineering investments.

•
EBITDA of $47.5 million resulted in an EBITDA margin of 28.9 percent. Excluding $0.8 million of restructuring expenses, adjusted EBITDA of $48.3 million resulted in an adjusted EBITDA margin of 29.4 percent, a 90 basis point decrease compared to the adjusted prior year period primarily due to a decrease in operating income.

For the second quarter of 2019, Fluid & Metering Technologies contributed 38 percent of sales, 42 percent of operating income and 41 percent of EBITDA; Health & Science Technologies accounted for 36 percent of sales, 33 percent of operating income and 34 percent of EBITDA; and Fire & Safety/Diversified Products represented 26 percent of sales, 25 percent of operating income and 25 percent of EBITDA.

Corporate Costs
Corporate costs decreased to $19.2 million in the second quarter of 2019 compared to $21.6 million in the second quarter of 2018, primarily due to the prior year period including a $2.2 million stamp duty in Switzerland associated with the restructuring of intercompany loans.

Acquisition
In July 2019, the Company acquired Velcora Holding AB and its Roplan and Steridose businesses. Roplan is a global manufacturer of custom mechanical and shaft seals for a variety of end markets including food & beverage, marine, chemical, wastewater and water treatment. Steridose develops engineered hygienic mixers and valves for the global biopharmaceutical industry. Roplan and Steridose, with annual revenue of approximately $40 million, will operate within the Health & Science Technologies segment.

Non-U.S. GAAP Measures of Financial Performance
The Company supplements certain U.S. GAAP financial performance metrics with non-U.S. GAAP financial performance metrics in order to provide investors with better insight and increased transparency while also allowing for a more comprehensive understanding of the financial information used by management in its decision making. Reconciliations of non-U.S. GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP. There were no adjustments to U.S. GAAP financial performance metrics other than the items noted below.

•
Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or divestiture and the impact of foreign currency translation.

•	Adjusted operating income is calculated as operating income plus restructuring expenses.

•	Adjusted operating margin is calculated as adjusted operating income divided by net sales.

•	Adjusted net income is calculated as net income plus restructuring expenses, net of the statutory tax expense or benefit.

•
EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconciled EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.

•	Adjusted EBITDA is calculated as EBITDA plus restructuring expenses.

•	Free cash flow is calculated as cash flow from operating activities less capital expenditures.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	Three Months Ended June 30, 2019				Six Months Ended June 30, 2019
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	1%	2%	—%	1%	3%	2%	(1)%	1%
- Net impact from acquisitions	—%	1%	—%	—%	—%	1%	—%	—%
- Impact from FX	(2)%	(2)%	(3)%	(2)%	(2)%	(2)%	(3)%	(2)%
Change in organic net sales	3%	3%	3%	3%	5%	3%	2%	3%

Table 2: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in thousands)

	Three Months Ended June 30,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$74,146	$56,763	$43,614	$(19,240)	$155,283	$71,228	$52,569	$45,882	$(21,848)	$147,831
+ Restructuring expenses	930	330	819	47	2,126	343	1,123	267	255	1,988
Adjusted operating income (loss)	$75,076	$57,093	$44,433	$(19,193)	$157,409	$71,571	$53,692	$46,149	$(21,593)	$149,819

Net sales (eliminations)	$246,189	$232,253	$164,043	$(386)	$642,099	$242,800	$227,403	$164,300	$(143)	$634,360

Reported operating margin	30.1%	24.4%	26.6%	n/m	24.2%	29.3%	23.1%	27.9%	n/m	23.3%
Adjusted operating margin	30.5%	24.6%	27.1%	n/m	24.5%	29.5%	23.6%	28.1%	n/m	23.6%

	Six Months Ended June 30,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$146,012	$110,917	$83,942	$(37,806)	$303,065	$137,394	$104,375	$85,436	$(42,691)	$284,514
+ Restructuring expenses	930	330	819	47	2,126	486	2,182	367	595	3,630
Adjusted operating income (loss)	$146,942	$111,247	$84,761	$(37,759)	$305,191	$137,880	$106,557	$85,803	$(42,096)	$288,144

Net sales (eliminations)	$488,711	$457,543	$320,202	$(2,126)	$1,264,330	$475,133	$448,478	$323,473	$(400)	$1,246,684

Reported operating margin	29.9%	24.2%	26.2%	n/m	24.0%	28.9%	23.3%	26.4%	n/m	22.8%
Adjusted operating margin	30.1%	24.3%	26.5%	n/m	24.1%	29.0%	23.8%	26.5%	n/m	23.1%

Table 3: Reconciliations of Reported-to-Adjusted Net Income and EPS (in thousands, except EPS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reported net income	$113,209	$107,126	$223,477	$206,084
+ Restructuring expenses	2,126	1,988	2,126	3,630
+ Tax impact on restructuring expenses	(560)	(494)	(560)	(873)
Adjusted net income	$114,775	$108,620	$225,043	$208,841

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Reported diluted EPS	$1.48	$1.38	$2.92	$2.65
+ Restructuring expenses	0.03	0.03	0.03	0.05
+ Tax impact on restructuring expenses	(0.01)	(0.01)	(0.01)	(0.01)
Adjusted diluted EPS	$1.50	$1.40	$2.94	$2.69

Diluted weighted average shares outstanding	76,387	77,704	76,334	77,722

Table 4: Reconciliations of EBITDA to Net Income (dollars in thousands)

	Three Months Ended June 30,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$74,146	$56,763	$43,614	$(19,240)	$155,283	$71,228	$52,569	$45,882	$(21,848)	$147,831
- Other (income) expense - net	239	80	(140)	(557)	(378)	511	(463)	(45)	(53)	(50)
+ Depreciation and amortization	5,640	9,635	3,717	172	19,164	5,707	10,090	3,597	176	19,570
EBITDA	79,547	66,318	47,471	(18,511)	174,825	76,424	63,122	49,524	(21,619)	167,451
- Interest expense					11,011					11,140
- Provision for income taxes					31,441					29,615
- Depreciation and amortization					19,164					19,570
Reported net income					$113,209					$107,126

Net sales (eliminations)	$246,189	$232,253	$164,043	$(386)	$642,099	$242,800	$227,403	$164,300	$(143)	$634,360

Reported operating margin	30.1%	24.4%	26.6%	n/m	24.2%	29.3%	23.1%	27.9%	n/m	23.3%
EBITDA margin	32.3%	28.6%	28.9%	n/m	27.2%	31.5%	27.8%	30.1%	n/m	26.4%

	Six Months Ended June 30,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$146,012	$110,917	$83,942	$(37,806)	$303,065	$137,394	$104,375	$85,436	$(42,691)	$284,514
- Other (income) expense - net	317	364	365	(1,564)	(518)	645	(1,060)	(3,666)	(418)	(4,499)
+ Depreciation and amortization	11,146	19,142	7,179	356	37,823	11,401	21,479	7,371	373	40,624
EBITDA	156,841	129,695	90,756	(35,886)	341,406	148,150	126,914	96,473	(41,900)	329,637
- Interest expense					21,932					22,140
- Provision for income taxes					58,174					60,789
- Depreciation and amortization					37,823					40,624
Reported net income					$223,477					$206,084

Net sales (eliminations)	$488,711	$457,543	$320,202	$(2,126)	$1,264,330	$475,133	$448,478	$323,473	$(400)	$1,246,684

Reported operating margin	29.9%	24.2%	26.2%	n/m	24.0%	28.9%	23.3%	26.4%	n/m	22.8%
EBITDA margin	32.1%	28.3%	28.3%	n/m	27.0%	31.2%	28.3%	29.8%	n/m	26.4%

Table 5: Reconciliations of EBITDA to Adjusted EBITDA (dollars in thousands)

	Three Months Ended June 30,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$79,547	$66,318	$47,471	$(18,511)	$174,825	$76,424	$63,122	$49,524	$(21,619)	$167,451
+ Restructuring expenses	930	330	819	47	2,126	343	1,123	267	255	1,988
Adjusted EBITDA	$80,477	$66,648	$48,290	$(18,464)	$176,951	$76,767	$64,245	$49,791	$(21,364)	$169,439

Adjusted EBITDA margin	32.7%	28.7%	29.4%	n/m	27.6%	31.6%	28.3%	30.3%	n/m	26.7%

	Six Months Ended June 30,
	2019					2018
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA	$156,841	$129,695	$90,756	$(35,886)	$341,406	$148,150	$126,914	$96,473	$(41,900)	$329,637
+ Restructuring expenses	930	330	819	47	2,126	486	2,182	367	595	3,630
Adjusted EBITDA	$157,771	$130,025	$91,575	$(35,839)	$343,532	$148,636	$129,096	$96,840	$(41,305)	$333,267

Adjusted EBITDA margin	32.3%	28.4%	28.6%	n/m	27.2%	31.3%	28.8%	29.9%	n/m	26.7%

Table 6: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (in thousands)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2019	2018	2019	2019	2018
Cash flows from operating activities	$131,175	$120,697	$88,663	$219,838	$192,426
- Capital expenditures	12,867	10,959	12,875	25,742	20,968
Free cash flow	$118,308	$109,738	$75,788	$194,096	$171,458

Conference Call to be Broadcast over the Internet
IDEX will broadcast its second quarter earnings conference call over the Internet on Friday, July 26, 2019 at 9:30 a.m. CT. Chairman and Chief Executive Officer Andy Silvernail and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13684163.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, capital expenditures, acquisitions, cost reductions, cash flow, revenues, earnings, market conditions, global economies and operating improvements, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results, particularly in light of the low levels of order backlogs it typically maintains; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K filed with the SEC and the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) is a company that has undoubtedly touched your life in some way. In fact, IDEX businesses make thousands of products that are mission-critical components in everyday activities. Chances are the car you’re driving has a BAND-IT® clamp holding your side airbag safely in place. If you were ever in a car accident, a Hurst Jaws of Life® rescue tool may have saved your life. If you or a family member is battling cancer, your doctor may have tested your DNA in a quest to find the best targeted medicine for you. It’s likely your DNA test was run on equipment that contains components made by our growing IDEX Health & Science team. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call 40 diverse businesses around the world part of the IDEX family. With 7,000 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global $2+ billion company committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$642,099	$634,360	$1,264,330	$1,246,684
Cost of sales	349,762	346,993	688,159	682,665
Gross profit	292,337	287,367	576,171	564,019
Selling, general and administrative expenses	134,928	137,548	270,980	275,875
Restructuring expenses	2,126	1,988	2,126	3,630
Operating income	155,283	147,831	303,065	284,514
Other (income) expense - net	(378)	(50)	(518)	(4,499)
Interest expense	11,011	11,140	21,932	22,140
Income before income taxes	144,650	136,741	281,651	266,873
Provision for income taxes	31,441	29,615	58,174	60,789
Net income	$113,209	$107,126	$223,477	$206,084

Earnings per Common Share:
Basic earnings per common share	$1.50	$1.40	$2.96	$2.69
Diluted earnings per common share	$1.48	$1.38	$2.92	$2.65

Share Data:
Basic weighted average common shares outstanding	75,460	76,539	75,450	76,479
Diluted weighted average common shares outstanding	76,387	77,704	76,334	77,722

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$543,189	$466,407
Receivables - net	326,358	312,192
Inventories	301,006	279,995
Other current assets	46,329	33,938
Total current assets	1,216,882	1,092,532
Property, plant and equipment - net	275,025	281,220
Goodwill and intangible assets	2,063,073	2,081,282
Other noncurrent assets	85,235	18,823
Total assets	$3,640,215	$3,473,857

Liabilities and shareholders' equity
Current liabilities
Trade accounts payable	$160,579	$143,196
Accrued expenses	162,838	187,536
Short-term borrowings	452	483
Dividends payable	37,922	33,446
Total current liabilities	361,791	364,661
Long-term borrowings	848,555	848,335
Other noncurrent liabilities	317,828	266,221
Total liabilities	1,528,174	1,479,217
Shareholders' equity	2,112,041	1,994,640
Total liabilities and shareholders' equity	$3,640,215	$3,473,857

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities
Net income	$223,477	$206,084
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,870	19,957
Amortization of intangible assets	17,953	20,667
Amortization of debt issuance expenses	669	664
Share-based compensation expense	14,413	13,252
Deferred income taxes	10,685	(3,021)
Non-cash interest expense associated with forward starting swaps	3,171	3,259
Changes in (net of the effect from acquisitions):
Receivables	(14,177)	(40,044)
Inventories	(21,007)	(28,011)
Other current assets	(12,382)	17,798
Trade accounts payable	17,276	5,432
Accrued expenses	(39,602)	(21,131)
Other - net	(508)	(2,480)
Net cash flows provided by operating activities	219,838	192,426
Cash flows from investing activities
Purchases of property, plant and equipment	(25,742)	(20,968)
Purchase of intellectual property	—	(4,000)
Proceeds from disposal of fixed assets	780	—
Other - net	501	(861)
Net cash flows used in investing activities	(24,461)	(25,829)
Cash flows from financing activities
Dividends paid	(71,283)	(61,916)
Proceeds from stock option exercises	20,761	13,616
Purchases of common stock	(54,668)	(19,499)
Shares surrendered for tax withholding	(11,509)	(10,750)
Settlement of foreign exchange contracts	—	6,593
Other - net	(1,929)	—
Net cash flows used in financing activities	(118,628)	(71,956)
Effect of exchange rate changes on cash and cash equivalents	33	(11,840)
Net increase in cash	76,782	82,801
Cash and cash equivalents at beginning of year	466,407	375,950
Cash and cash equivalents at end of period	$543,189	$458,751

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in thousands)
(unaudited)

	Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
	2019	2018	2019	2018
Fluid & Metering Technologies
Net sales	$246,189	$242,800	$488,711	$475,133
Operating income (b)	74,146	71,228	146,012	137,394
Operating margin	30.1%	29.3%	29.9%	28.9%
EBITDA	$79,547	$76,424	$156,841	$148,150
EBITDA margin	32.3%	31.5%	32.1%	31.2%
Depreciation and amortization	$5,640	$5,707	$11,146	$11,401
Capital expenditures	3,350	3,981	6,580	8,655

Health & Science Technologies
Net sales	$232,253	$227,403	$457,543	$448,478
Operating income (b)	56,763	52,569	110,917	104,375
Operating margin	24.4%	23.1%	24.2%	23.3%
EBITDA	$66,318	$63,122	$129,695	$126,914
EBITDA margin	28.6%	27.8%	28.3%	28.3%
Depreciation and amortization	$9,635	$10,090	$19,142	$21,479
Capital expenditures	5,913	5,351	11,217	8,682

Fire & Safety/Diversified Products
Net sales	$164,043	$164,300	$320,202	$323,473
Operating income (b)	43,614	45,882	83,942	85,436
Operating margin	26.6%	27.9%	26.2%	26.4%
EBITDA	$47,471	$49,524	$90,756	$96,473
EBITDA margin	28.9%	30.1%	28.3%	29.8%
Depreciation and amortization	$3,717	$3,597	$7,179	$7,371
Capital expenditures	3,534	1,627	6,487	3,445

Corporate Office and Eliminations
Intersegment sales eliminations	$(386)	$(143)	$(2,126)	$(400)
Operating income (b)	(19,240)	(21,848)	(37,806)	(42,691)
EBITDA	(18,511)	(21,619)	(35,886)	(41,900)
Depreciation and amortization	172	176	356	373
Capital expenditures	70	—	1,458	186

Company
Net sales	$642,099	$634,360	$1,264,330	$1,246,684
Operating income	155,283	147,831	303,065	284,514
Operating margin	24.2%	23.3%	24.0%	22.8%
EBITDA	$174,825	$167,451	$341,406	$329,637
EBITDA margin	27.2%	26.4%	27.0%	26.4%
Depreciation and amortization (c)	$19,164	$19,570	$37,823	$40,624
Capital expenditures	12,867	10,959	25,742	20,968

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in thousands)
(unaudited)

		Three Months Ended June 30, (a)		Six Months Ended June 30, (a)
		2019	2018	2019	2018
	Fluid & Metering Technologies
	Net sales	$246,189	$242,800	$488,711	$475,133
	Adjusted operating income (b)	75,076	71,571	146,942	137,880
	Adjusted operating margin	30.5%	29.5%	30.1%	29.0%
	Adjusted EBITDA	$80,477	$76,767	$157,771	$148,636
	Adjusted EBITDA margin	32.7%	31.6%	32.3%	31.3%
	Depreciation and amortization	$5,640	$5,707	$11,146	$11,401
	Capital expenditures	3,350	3,981	6,580	8,655

	Health & Science Technologies
	Net sales	$232,253	$227,403	$457,543	$448,478
	Adjusted operating income (b)	57,093	53,692	111,247	106,557
	Adjusted operating margin	24.6%	23.6%	24.3%	23.8%
	Adjusted EBITDA	$66,648	$64,245	$130,025	$129,096
	Adjusted EBITDA margin	28.7%	28.3%	28.4%	28.8%
	Depreciation and amortization	$9,635	$10,090	$19,142	$21,479
	Capital expenditures	5,913	5,351	11,217	8,682

	Fire & Safety/Diversified Products
	Net sales	$164,043	$164,300	$320,202	$323,473
	Adjusted operating income (b)	44,433	46,149	84,761	85,803
	Adjusted operating margin	27.1%	28.1%	26.5%	26.5%
	Adjusted EBITDA	$48,290	$49,791	$91,575	$96,840
	Adjusted EBITDA margin	29.4%	30.3%	28.6%	29.9%
	Depreciation and amortization	$3,717	$3,597	$7,179	$7,371
	Capital expenditures	3,534	1,627	6,487	3,445

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(386)	$(143)	$(2,126)	$(400)
	Adjusted operating income (b)	(19,193)	(21,593)	(37,759)	(42,096)
	Adjusted EBITDA	(18,464)	(21,364)	(35,839)	(41,305)
	Depreciation and amortization	172	176	356	373
	Capital expenditures	70	—	1,458	186

	Company
	Net sales	$642,099	$634,360	$1,264,330	$1,246,684
	Adjusted operating income	157,409	149,819	305,191	288,144
	Adjusted operating margin	24.5%	23.6%	24.1%	23.1%
	Adjusted EBITDA	$176,951	$169,439	$343,532	$333,267
	Adjusted EBITDA margin	27.6%	26.7%	27.2%	26.7%
	Depreciation and amortization (c)	$19,164	$19,570	$37,823	$40,624
	Capital expenditures	12,867	10,959	25,742	20,968

(a)	Three and six month data includes the results of Finger Lakes Instrumentation (July 2018) in the Health & Science Technologies segment from the date of acquisition.
(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)	Depreciation and amortization excludes amortization of debt issuance costs.